Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 8, 2023, by and between FISCALNOTE HOLDINGS, INC., a Delaware corporation, with headquarters located at 1201 Pennsylvania Ave NW, 6th Floor, Washington, D.C. 20004 (the “Company”), and EGT-EAST, LLC, a Delaware limited liability company, with its address at [***] (the “Buyer”). The Company and the Buyer are sometimes referred to in this Agreement individually as a “Party” and together as the “Parties”.

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. In connection with the execution of this Agreement, the Company and the Buyer are entering into (i) an AI Co-Pilot Agreement (the “Co-Pilot Agreement”) with respect to a commercial relationship between the Buyer and the Company and (ii) a registration rights agreement (the “Registration Rights Agreement”) obligating the Company to register the Conversion Shares and Fee Shares (as defined in the Co-Pilot Agreement) and Additional Shares (as defined in the Co-Pilot Agreement);

C. The Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, Convertible Promissory Notes of the Company, in the aggregate principal amount of up to $7,500,000 (and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A, the “Notes”), convertible into shares of Class A Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Notes; and

D. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of the Notes as is set forth immediately below its name on the signature pages hereto.

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Notes.

a. Purchase of Notes. On the Initial Closing Date and each Subsequent Closing Date, as the case may be (each as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Notes, subject to the express terms of the Notes and this Agreement.

b. Form of Payment. On the Initial Closing Date, the Buyer shall pay the purchase price of $5,500,000 (the “Initial Purchase Price”) by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions, against delivery of a Note, and the Company shall deliver the duly executed Note in such principal amount on behalf of the Company, to the Buyer. Subsequent to the Initial Closing Date and no later than the sixtieth day thereafter, as such date may be accelerated pursuant to this clause (b) (the “Outside Date”), the Buyer may purchase additional Notes in the aggregate principal amount of up to $2,000,000 (the “Second Tranche”) by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions, against delivery of Notes in the respective principal amounts so funded by the Buyer at a date and time agreed to by the Company and the Buyer no later than the Outside Date (each, a “Subsequent Closing Date”); provided, however, that such additional Notes may be purchased in increments of no less than $500,000; and provided, further, that if the Second Tranche is not funded by January 8, 2024, the Company shall have the right to accelerate the Outside Date and terminate the Buyer’s option to purchase any unpaid principal amount of the Second Tranche if Buyer fails to purchase such unpaid principal amount of the Second Tranche within five Business Days of the Company’s provision of written notice specifying a new Outside Date and requesting such purchase.

c. Closing Dates. The date and time of the issuance and sale of a Note with respect to the Initial Purchase Price pursuant to this Agreement (the “Initial Closing Date”) shall be 2:00 PM, Eastern time, on the date hereof.

d. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Initial Closing Date or Subsequent Closing Date, as the case may be, at such location as may be agreed to by the Parties (including via exchange of electronic signatures).

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company as of the Initial Closing Date and each Subsequent Closing Date, as the case may be, that:

a. Investment Purpose. The Buyer is purchasing the Notes and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares” and, collectively with the Notes, the “Securities”) for its own account for investment purposes and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been, and for so long as the Notes remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Notes remain outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. The Buyer understands that: (i) the sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Buyer shall have delivered to the Company an opinion of counsel (which may be the Legal Counsel Opinion (as defined below)) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, and reasonably acceptable to the Company, (C) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer that agrees to sell or otherwise transfer the Securities only in accordance with this Section 2.f and that is an Accredited Investor, (D) the Securities are sold pursuant to Rule 144, or (E) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, and reasonably acceptable to the Company; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any re-sale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

g. Legends. The Buyer understands that until such time as the Notes, and, upon conversion of the Notes in accordance with their respective terms, the Conversion Shares, have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act (“Rule 144A”) or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 4.f) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be in form and substance reasonably acceptable to the Company. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

h. Authorization; Enforcement. Each of this Agreement, the Co-Pilot Agreement and the Registration Rights Agreement has been duly and validly authorized by the Buyer and has been duly executed and delivered on behalf of the Buyer, and each constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

i. Residency. The principal place of business of the Buyer is set forth immediately below the Buyer’s name on the signature pages hereto.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the as of the Initial Closing Date and each Subsequent Closing Date, as the case may be, that:

a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Co-Pilot Agreement, the Subordination Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the Company’s execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated thereby (including the issuance of the Notes, as well as the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of the Notes) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required, (iii) the Transaction Documents (together with any other instruments executed in connection herewith or therewith) have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign the Transaction Documents and the other instruments documents executed in connection herewith or therewith and bind the Company accordingly, and (iv) each of the Transaction Documents will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms; provided, however, in the case of clauses (i) and (ii), in the event the issuance of the Conversion Shares, taking into account any Fee Shares and/or Additional Shares which have been issued prior to conversion, would result in the issuance in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock and Class B Stock, taken as a whole, on the date hereof (the “NYSE Limit”), such issuance shall be subject to the approval of the Company’s shareholders (“Shareholder Approval”) as may be required by Section 312 of the New York Stock Exchange Listed Company Manual or the rules and regulations of any successor national securities exchange (the “Principal Market”).

c. Capitalization; Governing Documents. As of the Initial Closing Date, the authorized capital stock of the Company consists of: 1,809,000,000 authorized shares, of which 1,700,000,000 are the Common Stock, 9,000,000 are Class B common stock, par value $0.0001 per share (the “Class B Stock”) and 100,000,000 are preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the Initial Closing Date, 121,644,114 shares of Common Stock were issued and outstanding, 8,290,921 shares of the Class B Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. All of such outstanding shares of capital stock of the Company and the Conversion Shares, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights of the Company’s shareholders or any liens or encumbrances imposed through the Company’s actions or failure to act. As of the Initial Closing Date, other than as set forth in the SEC Documents (as defined below) or as have been or may be granted or issued pursuant to the Company’s 2022 Long-Term Incentive Plan, its 2022 Employee Stock Purchase Plan, and that certain Convertible Bond Purchase Agreement dated as of July 27, 2022 by and among the Company, Aicel Technologies Inc. and Companion Fund 3 (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of the Company’s capital stock, or arrangements by which the Company is or may become bound to issue additional shares of capital stock and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation as currently in effect (the “Certificate of Incorporation”), the Company’s By-laws, as currently in effect (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Conversion Shares. Subject only to the receipt of the Shareholder Approval with respect to the issuance of any Conversion Shares that exceed (taking into account any Fee Shares and/or Additional Shares which have been issued prior to conversion) the NYSE Limit, the Conversion Shares are duly authorized and reserved for issuance, and upon conversion of the Notes in accordance with their terms, the Conversion Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the Company’s shareholders and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares to the Common Stock upon the conversion of the Notes. The Company further acknowledges that its obligation to issue, upon conversion of the Notes, the Conversion Shares, in accordance with this Agreement, and the Notes are absolute and unconditional, subject to the receipt of the Shareholder Approval with respect to the issuance of any Conversion Shares that exceed (taking into account any Fee Shares and/or Additional Shares which have been issued prior to conversion) the NYSE Limit, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The Company’s execution, delivery and performance of this Agreement and the Notes and the Company’s consummation of the transactions contemplated hereby and thereby (including the issuance and reservation for issuance of the Conversion Shares, subject only to the receipt of the Shareholder Approval with respect to the issuance of any Conversion Shares that exceed (taking into account any Fee Shares and/or Additional Shares which have been issued prior to conversion) the NYSE Limit) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred that with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, including the potential need to obtain Shareholder Approval with respect to the issuance of shares in excess of the NYSE Limit, and as required under the 1933 Act, any applicable state securities laws, the applicable rules and regulations of the Principal Market or as has been obtained or made, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Notes in accordance with the terms hereof or thereof or to issue and sell the Notes in accordance with the terms hereof and, upon conversion of the Notes, issue the Conversion Shares.

g. SEC Documents; Financial Statements. Since September 30, 2022, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed since September 30, 2022 and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company’s financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2023, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, and not required under generally accepted accounting principles to be reflected in such financial statements, that, individually or in the aggregate, are not material to the Company’s financial condition or operating results. As of the date hereof, except for the transactions contemplated by the Transaction Documents, no event has occurred that would be required to be disclosed on a Current Report on Form 8-K that has not been so disclosed. The Company is subject to the reporting requirements of the 1934 Act.

h. Absence of Certain Changes. Since September 30, 2023, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the Company’s assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status.

i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect, other than those disclosed in the SEC Documents. The SEC Documents contain a complete list and summary description of any pending or, to the Company’s knowledge, threatened material proceeding against or affecting the Company or any of its subsidiaries. The Company and its subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.

j. Intellectual Property. The Company and each of its subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any Person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, that challenges the right of the Company or of a subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the Company’s knowledge, the Company’s and its subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any Person; and the Company is unaware of any facts or circumstances that might give rise to any of the foregoing. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that, in the judgment of the Company’s officers, has or is reasonably expected in the future to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement that, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

l. Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or its subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company’s officers know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

m. Transactions with Affiliates. Except (i) as disclosed in the SEC Documents, (ii) for arm’s length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or such subsidiaries could obtain from third parties and (iii) the grant of stock options described in the SEC Documents, none of the Company’s officers, directors, or employees is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors).

n. Disclosure. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2.d hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its business, properties, prospects, operations or financial conditions that, under applicable law, rule or regulation, requires the Company’s public disclosure or announcement that has not been so publicly disclosed in the SEC Documents (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer.

p. No Brokers. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

q. Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Company’s knowledge, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2023, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

r. Environmental Matters. The Company (i) has not violated any applicable environmental laws in any material respect, (ii) does not maintain any properties or assets that have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, and (iii) has not received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar governmental authority.

s. Title to Property. The Company and its subsidiaries have a valid leasehold interest in all real property leased by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

t. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.

u. Internal Accounting Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his or her actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. No Investment Company. The Company is not, and upon the issuance and sale of the Securities will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

x. No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that the Company is required to disclose in its 1934 Act filings and is not so disclosed, or that otherwise could be reasonably likely to have a Material Adverse Effect.

y. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

z. Manipulation of Price. The Company has not, and to the Company’s knowledge, no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

aa. Outstanding Indebtedness. The Company has no outstanding Indebtedness, except pursuant to the agreements listed on Exhibit B hereto, and Exhibit B identifies, as of the date hereof, the Indebtedness that is senior to the Notes, the Indebtedness that is secured by a valid security interest and Indebtedness that is unsecured. “Indebtedness” shall mean any debt that is required to be disclosed on the Company’s balance sheet in accordance generally accepted accounting principles; provided, however, Indebtedness shall not include any unsecured debt incurred in the ordinary course of business.

4. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS.

a. Blue Sky Laws. The Company shall, on or before the Initial Closing Date and each Subsequent Closing Date, as the case may be, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing under applicable federal or state securities laws (or to obtain an exemption from such qualification).

b. Listing. The Company will, so long as the Buyer owns any of the Securities, promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.

c. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities under the 1933 Act.

d. Support for Shareholder Approval. In the event that the Company receives a conversion notice for the issuance of the Conversion Shares which would exceed the NYSE Limit and otherwise require Shareholder Approval, the Company shall use its commercially reasonable efforts to seek the Shareholder Approval in accordance with Delaware law and the rules and regulations of the SEC and the NYSE, it being agreed and understood that the Company cannot guarantee that such Shareholder Approval will be obtained.

e. Disclosure of Transactions and Other Material Information. Promptly following the Initial Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate.

f. Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Conversion Shares by the Buyer or its affiliates, successors and assigns has been registered or is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement); provided, however, the Buyer shall be required to deliver the certificate attached hereto as Exhibit C (with such revisions as may be reasonably requested by the Company’s transfer agent) prior to the issuance of the Legal Counsel Opinion. Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Buyer may secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion.

g. No Hedging. The Buyer agrees that so long as the Notes are outstanding, it shall not engage in any hedging activities including any transaction by which any economic risks and/or rewards, or ownership, of the Notes, the Underlying Shares, the Fee Shares or any Additional Shares are transferred or affected.

h. Use of Proceeds. The Buyer hereby acknowledges that the Company may use the proceeds from the Notes for any corporate purpose.

i. Sales Limitation. Notwithstanding anything to the contrary herein, the Buyer agrees that it shall not sell any Conversion Shares on any trading day if such sales (taken together with any sales of Success Fee Shares and/or Additional Shares on such trading day) would exceed 20% of the average daily trading volume for the trailing 30 day period; provided, however, this limitation shall not apply to sales made pursuant to Section 4(i).

j. Organized Sales. At the Buyer’s request, the Company will facilitate one or more organized sales of the Conversion Shares including engaging a financial institution of the Company’s choice to assist with the disposition of the Conversion Shares.

k. Share Cap Limit. The Buyer acknowledges that in no event shall the Company be required to issue Conversion Shares if such issuance, when aggregated with the issuance of any issue Fee Shares (as defined in the Co-Pilot Agreement) and/or Additional Shares (as defined in the Co-Pilot Agreement) would in the aggregate result in the issuance in excess of 19.99% of the issued and outstanding common stock on the date hereof until Shareholder Approval is obtained pursuant to this Agreement.

l. Expenses. Each party will bear its own legal and other expenses with respect to the transactions contemplated hereby; provided, that the Company will reimburse Buyer for up to $80,000 of its legal and other third party expenses.

5. Transfer Agent Instructions. Upon receipt of a conversion notice in respect of the Conversion Shares, the Company shall issue instructions to the Company’s transfer agent to issue certificates, registered in the name of the Buyer or its nominee, in such amounts as specified from time to time by the Buyer to the Company in accordance with the terms within 2 Business Days of receipt of a conversion notice. The Company warrants that: (i) no instruction other than the instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Notes; (ii) it will not direct its transfer agent not to transfer or delay, impair, or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Securities to be issued to the Buyer upon conversion of or otherwise pursuant to the Notes as and when required by the Notes and this Agreement; (iii) it will not fail to remove (or direct its transfer agent not to remove, or impair, delay, or hinder its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities upon conversion of or otherwise pursuant to the Notes as and when required by the Notes and this Agreement; and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 2 Business Days of the conversion of the Notes. Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement set forth in Section 2.g to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities.

6. Governing Law; Miscellaneous.

a. Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:

(i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;

(ii) the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer this Agreement as a whole and not to any particular provision thereof;

(iii) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement;

(iv) the term “Business Day” means any day, other than Saturday or Sunday, or any day on which the Federal Reserve Bank of New York is authorized or required by law to be closed;

(v) the term “including” is by way of example and not limitation;

(vi) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(vii) the term “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock, or other company, business trust, trust, organization, governmental authority, or other entity of any kind;

(viii) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(ix) the term “or” means “and/or”; and

(x) on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

b. Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

c. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ or such other electronic transmission signature page were an original thereof.

d. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances so long as this Agreement as so modified continues to express, without material change, the original intentions of the Company and the Buyer as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Buyer or the practical realization of the benefits that would otherwise be conferred upon the Company or the Buyer. The Company and the Buyer will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

e. Entire Agreement; Amendments. This Agreement, the Notes, and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

f. Notices. Any and all notices or other communications or deliveries to be provided by the Buyer hereunder shall be in writing and delivered personally, by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth for the Company in set forth below, or such other email address or address as the Company may specify for such purposes by notice to the Buyer delivered in accordance with this Section 6.f. Any and all notices or other communications or deliveries to be provided by the Company hereunder, shall be in writing and delivered personally or by email attachment or sent by a nationally recognized overnight courier service addressed to the Buyer as set forth below. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment prior to 5:30 PM Eastern time on any date, (ii) the next VWAP Trading Day (as defined below) after the date of transmission, if such notice or communication is delivered via email attachment on a day that is not a VWAP Trading Day or later than 5:30 PM Eastern time on any VWAP Trading Day, (iii) the second VWAP Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the Party to whom such notice is required to be given. As used herein, “VWAP Trading Day” means any day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

The addresses for such notices and communications are as follows:

If to the Company, to:

FISCALNOTE HOLDINGS, INC.

1201 Pennsylvania Ave NW, 6th Floor

Washington, D.C. 20004

Attention: Todd Aman, General Counsel & Secretary

e-mail: [***]

With a copy by e-mail only to (which copy shall not constitute notice):

POLSINELLI PC

1401 I Street, NW

Suite 800

Washington, DC 20005

Attn: Kevin Vold

e-mail: kvold@polsinelli.com

If to the Buyer:

EGT-EAST, LLC

[***]

Attn: Jasper Lau

e-mail: [***]

With a copy by e-mail only to (which copy shall not constitute notice):

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

1250 Broadway

New York, NY 10001

Attn: Melissa Marks

e-mail: mmarks@gunder.com

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

j. Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Principal Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Principal Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given a reasonable opportunity to comment thereon).

k. Further Assurances. The Company and the Buyer hereby agree to take such actions consistent with the terms of this Agreement as may be reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Amendments; Waivers. Any provision of this Agreement may be amended or waived by a written instrument executed by both Parties. Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion.

[Signature Page Follows]

The undersigned Parties have caused this Agreement to be duly executed as of the date first above written.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Tim Hwang
Name:	Tim Hwang
Title:	Chief Executive Officer

EGT-EAST, LLC

By:	/s/ Jasper Lau
Name:	Jasper Lau
Title:	CEO

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF NOTE

[Refer to Exhibit 10.3 to the Current Report on Form 8-K Filed on December 11, 2023]

EXHIBIT B

Outstanding Indebtedness

Intentionally omitted in reliance upon Item 601(a)(5)

EXHIBIT C

Investor Certificate

[STOCKHOLDER LETTERHEAD]

[Date]

FiscalNote Holdings, Inc.

1201 Pennsylvania Avenue NW, 6th Floor

Washington, DC 20004

Attention: Senior Vice President, General Counsel & Secretary

Polsinelli PC

1401 I Street NW, Suite 800

Washington, DC 20005

Attention: Kevin Vold

Re:	Legend Removal Representation Letter

Ladies and Gentlemen:

The undersigned stockholder (the “Stockholder”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), owns the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth under the Stockholder’s name on the signature page hereof (the “Shares”) and is delivering this letter to the Company in connection with the Stockholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Stockholder’s name with respect to the Shares. In order to induce the Company to provide an instruction letter to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), and to enable the Transfer Agent to remove the restrictive legends borne by the Shares, the Stockholder hereby represents, warrants and agrees, as follows:

1)

The Stockholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Stockholder is an investment fund, the Stockholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity that manages the Stockholder) has reviewed this letter and is aware that the Stockholder will be executing and delivering this letter to the Company and undertaking the obligations set forth herein.

2)

The Stockholder will only sell or transfer the Shares pursuant to and in a manner contemplated by the Company’s Registration Statement on Form [S-3/S-1] (File No. 333-[•]) and the prospectus, if any, included therein (as amended from time to time, the “Registration Statement”) or pursuant to a valid exemption from the Securities Act.

3)

The Stockholder will not sell or transfer the Shares pursuant to the Registration Statement if at any time the Stockholder has received notice from the Company indicating that the Registration Statement is unavailable for the offer and sale of the Shares, unless the Stockholder provides the Company with advance notice of such sale or transfer and an opinion of counsel that the proposed sale or transfer is in compliance with the Securities Act.

Exhibit C-1

4)	Any applicable prospectus delivery requirements of the Securities Act will be satisfied in connection with a sale or transfer of the Shares.

5)	The Stockholder will comply with all applicable securities laws and regulations in connection with a sale or transfer of the Shares.

6)	There are no applicable contractual restrictions that would prohibit the sale or transfer of the Shares.

The Stockholder will provide the Company with any update to the Stockholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Stockholder relating hereto. The Stockholder hereby acknowledges and agrees that each of the Company and Polsinelli PC, or the Company’s then current outside counsel (collectively, the “Authorized Recipients”), and may each rely upon the completeness and accuracy of this representation letter.

[Signature Page Follows]

Exhibit C-2

Yours truly,

Name of Stockholder:

Signature:

Name of Signatory (of Entity):

Title of Signatory:

Exhibit C-3